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                                                                   Exhibit 10.13

                 FORM OF MANAGEMENT STOCK SUBSCRIPTION AGREEMENT

            MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, dated as of _________ (the "Agreement"), between Allied Worldwide, Inc. (formerly NA Holding Corporation), a Delaware corporation ("Worldwide"), and the purchaser whose name appears on the signature page hereof (the "Purchaser").

                                   WITNESSETH:

            WHEREAS, to motivate key employees at Worldwide and the subsidiaries by providing them an ownership interest in Worldwide, the Board of Directors of Worldwide (the "Board") has adopted the Allied Worldwide, Inc. Stock Incentive Plan (formerly the NA Holding Corporation Stock Incentive Plan), as the same may be amended from time to time (the "Stock Incentive Plan");

            WHEREAS, Worldwide intends to issue up to an aggregate of ________ shares Common Stock, par value $___ per share, of Worldwide (the "Common Stock"), to the Purchaser and to certain other purchasers who are executives, senior officers or other key employees of the Company or one of its Subsidiaries (as defined herein) pursuant to the Stock Incentive Plan, this Agreement and other substantially identical management stock subscription agreements to be entered into with such other purchasers and intends to grant options to purchase up to an aggregate of ________ additional shares of Common Stock to the Purchaser and to such other executive officers and key employees;

            WHEREAS, the terms of the offering of the shares, and the grant of options in respect, of the Common Stock to the Purchaser and the other purchasers (the "Offering") are set forth in a Confidential Offering Memorandum, dated _________ (as supplemented from time to time, the "Offering Memorandum") a copy of which has been furnished to the Purchaser;

            WHEREAS, the Purchaser desires to subscribe for and purchase from Worldwide pursuant to the Stock Incentive Plan the aggregate number of shares of Common Stock set forth on the signature page hereof (each a "Share" and, collectively, the "Shares"), at a purchase price of $____ per share; and

            WHEREAS, the Company desires to sell the Shares to the Purchaser on the terms and subject to the conditions set forth herein and in the Stock Incentive Plan and subject to the Registration Statement becoming effective.
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             NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

            1. Purchase and Sale of Common Stock.

            (a) Purchase of Common Stock. Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and Worldwide shall sell to the Purchaser, the Shares at a purchase price of $____ per Share, at the Closing provided for in Section 2(a) hereof. Notwithstanding anything in this Agreement to the contrary, Worldwide shall have no obligation to sell any Common Stock to (i) any person who is not an employee of Worldwide or a Subsidiary thereof (as defined below) at the time that such Common Stock is to be sold or (ii) any person who is a resident of a jurisdiction in which the sale of Common Stock to him would constitute a violation of the securities, "blue sky" or other laws of such jurisdiction.

            (b) Consideration. Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to Worldwide at the Closing referred to in Section 2(a) hereof immediately available funds in an amount equal to the aggregate purchase price for the Shares set forth on the signature page hereof.

            2. Closing.

            (a) Time and Place. Except as otherwise agreed by Worldwide and the Purchaser, the closing (the "Closing") of the transaction contemplated by this Agreement shall be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York at 10:00 am. (New York time) on December 22, 1999.

            (b) Delivery by Worldwide. At the Closing, Worldwide shall deliver to the Purchaser a stock certificate registered in the Purchaser's name and representing the Shares, which certificate shall bear the legends set forth in
Section 3(b).

            (c) Delivery by the Purchaser. At the Closing, the Purchaser shall deliver to Worldwide the consideration referred to in Section 1(b) hereof.

            3. Purchaser's Representations. Warranties and Covenants.

            (a) Investment Intention. The Purchaser represents and warrants that he is acquiring the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge


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of any Shares), except in compliance with the Securities Act of 1933, as amended
(the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of Sections 4 through 8 hereof, inclusive, shall have been complied with or have expired, (ii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Purchaser shall have delivered to Worldwide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Worldwide, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or
(C) a no-action letter from the Commission, reasonably satisfactory to Worldwide, shall have been obtained with respect to such disposition and (iii) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

            (b) Legends. The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear an appropriate legend, which will include, without limitation, the following language:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF __________, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF WORLDWIDE. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN OF THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 30, 1998, AS AMENDED, AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO, AMONG WORLDWIDE AND CERTAIN STOCKHOLDERS OF WORLDWIDE, A COPY OF THE CURRENT FORM OF WHICH IS ON FILE WITH THE SECRETARY OF WORLDWIDE."

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES


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            LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR
            OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO WORLDWIDE AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO WORLDWIDE, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR WORLDWIDE, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

            (c) Securities Law Matters. The Purchaser acknowledges receipt of advice from Worldwide that (i) the Shares have not been registered under the Securities Act or any state or foreign securities or "blue sky" laws, (ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to sales of securities of Worldwide and Worldwide has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) Worldwide does not plan to file reports with the Commission or make information concerning Worldwide publicly available, unless required to do so by law or the terms of its Financing Agreements (as hereinafter defined), (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning Worldwide, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ix) a notation shall be made in the appropriate records of Worldwide indicating that the Shares are subject to restrictions on transfer set forth in this Agreement and, if Worldwide should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.


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            (d) Compliance with Rule 144. If any of the Shares are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to Worldwide an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as Worldwide may reasonably require to assure compliance with Rule 144 in connection with such disposition.

            (e) Ability to Bear Risk. The Purchaser represents and warrants that
(i) the financial situation of the Purchaser is such that he or she can afford to bear the economic risk of holding the Shares for an indefinite period and
(ii) he or she can afford to suffer the complete loss of his or her investment in the Shares.

            (f) Access to Information, Etc. The Purchaser represents and warrants that (i) the Purchaser has carefully reviewed the Offering Memorandum, each of the attachments to the Offering Memorandum, each document incorporated by reference into the Offering Memorandum, and the other materials furnished to the Purchaser in connection with the transactions contemplated hereby, and (ii) the Purchaser is, and will be at the Closing, an officer or employee of the Company or a subsidiary thereof.

            (g) Registration; Restrictions on Sale upon Public Offering. The Purchaser shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of March 30, 1998, as amended, as the same may be amended from time to time, among Worldwide and certain stockholders of Worldwide, to the extent provided therein. The Purchaser agrees that, in the event that Worldwide files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Purchaser will not effect any public sale (including a sale under Rule 144) or distribution of any shares of the Common Stock (other than as part of such underwritten public offering) during the 20 days prior to and the 180 days after the effective date of such registration statement.

            (h) Section 83(b) Election. The Purchaser agrees that, within 20 days after the Closing, he or she shall give notice to Worldwide as to whether or not he has made or will make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares purchased at such Closing, and acknowledges that he or she will be solely responsible for any and all tax liabilities payable by him or her in connection with his purchase and receipt of the Shares or attributable to his or her making or failing to make such an election.

            4. Restrictions on Disposition of Shares. Neither the Purchaser nor any of his or her heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Shares to or with any other person, firm or


                                        5
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corporation (including, without limitation, transfers to any other holder of
Worldwide's capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law other than a transfer of Shares by operation of law to the estate of the Purchaser upon the death of the Purchaser, provided that such estate shall be bound by all provisions of this Agreement) except as provided in Sections 5 through 8 hereof, inclusive. The restrictions contained in this Section 4 shall terminate in the event that an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is of nationally recognized standing (a "Public Offering") has been consummated and shall not apply to a sale as part of a Public Offering or at any time thereafter.

            5. Options of Worldwide and the CD&R Fund Upon Proposed Disposition.

            (a) Rights of First Refusal. If the Purchaser desires to accept an offer (which must be in writing and for cash, be irrevocable by its terms for at least 60 days and be a bona fide offer as determined in good faith by the Board or the Executive Committee thereof) from any prospective purchaser to purchase all or any part of the Shares at any time owned by him, he shall give notice in writing to Worldwide and Clayton, Dubilier & Rice Fund V Limited Partnership (the "CD&R Fund") (i) designating the number of Shares proposed to be sold, (ii) naming the prospective purchaser of such Shares and (iii) specifying the price (the "Offer Price") at and terms (the "Offer Terms") upon which he desires to sell the same. During the 30-day period following receipt of such notice by Worldwide and the CD&R Fund (the "First Refusal Period"), Worldwide shall have the right to purchase from the Purchaser all (but not less than all) of the Shares specified in such notice, at the Offer Price and on the Offer Terms. Worldwide hereby undertakes to use reasonable efforts to act as promptly as practicable following receipt of such notice to determine whether it shall elect to exercise such right. If Worldwide fails to exercise such right within the First Refusal Period, the CD&R Fund shall have the right to purchase all (but not less than all) of the Shares specified in such notice, at the Offer Price and on the Offer Terms, at any time during the period beginning on the earlier of (x) the end of the First Refusal Period and (y) the date of receipt by the CD&R Fund of written notice that Worldwide has elected not to exercise its rights under this Section 5(a) and ending 30 days thereafter (the "Second Refusal Period"). The rights provided hereunder shall be exercised by written notice to the Purchaser given at any time during the applicable period. If such right is exercised, Worldwide or the CD&R Fund, as the case may be, shall deliver to the Purchaser a certified or bank check for the Offer Price, payable to the order of the Purchaser, against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser. If such right shall not have been exercised prior to the expiration of the Second Refusal Period, then at any time during the 30 days following the expiration of the Second Refusal Period, the Purchaser may sell


                                        6
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such Shares to (but only to) the intended purchaser named in his notice to
Worldwide and the CD&R Fund at the Offer Price and on the Offer Terms specified in such notice, free of all restrictions or obligations imposed by, and free of any rights or benefits set forth in, Sections 5 through 8, inclusive, of this Agreement, provided that such intended purchaser shall have agreed in writing to make and be bound by the representations, warranties and covenants set forth in
Section 3 hereof, other than those set forth in Sections 3(f)(i) and 3(f)(iii), the first sentence of Section 3(g) and Section 3(h), pursuant to an instrument of assumption satisfactory in substance and form to Worldwide. The right of the Purchaser to sell Shares set forth in this Section 5(a), subject to the rights of first refusal set forth in this Section 5(a), shall be suspended during the Option Periods referred to in Section 6 hereof, but the provisions of Section 6 shall not otherwise restrict the ability of the Purchaser to sell the Shares, whether before or after such Option Periods, pursuant to the terms and subject to the restrictions set forth in this Section 5(a).

            (b) Public Offering. In the event that a Public Offering has been consummated, neither Worldwide nor the CD&R Fund shall have any rights to purchase the Shares from the Purchaser pursuant to this Section 5 and this
Section 5 shall not apply to a sale as part of a Public Offering or at any time thereafter.

            6. Options Effective on Termination of Employment or Unforeseen Personal Hardship of the Purchaser.

            (a) Termination of Employment. If the Purchaser's active employment with Worldwide or any Subsidiary thereof that employs the Purchaser is terminated for any reason whatsoever, Worldwide shall have an option to purchase all or a portion of the Shares then held by the Purchaser (or, if his employment was terminated by his death, his estate) and shall have 60 days from the date of the Purchaser's termination (such 60-day period being hereinafter referred to as the "First Option Period") during which to give notice in writing to the Purchaser (or his estate) of its election to exercise or not to exercise such option, in whole or in part. Worldwide hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If Worldwide fails to give notice that it intends to exercise such option within the First Option Period or Worldwide gives notice that it does not intend to exercise such option or that it intends to exercise such option with respect to only a portion of the Shares, the CD&R Fund shall have the right to purchase all or a portion of the Shares then held by the Purchaser (or his estate) that will not be repurchased by Worldwide and shall have until the expiration of the earlier of (x) 60 days following the end of the First Option Period or (y) 60 days from the date of receipt by the CD&R Fund of written notice from Worldwide indicating whether it will exercise its option to purchase any of the Shares (such 60-day period being hereinafter referred to as the "Second Option Period"), to give notice in writing to the Purchaser (or his estate) of the CD&R Fund's exercise of its option, in


                                        7
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whole or in part. If the options of Worldwide and the CD&R Fund to purchase the
Shares pursuant to this subsection are not exercised with respect to all of the Shares as provided herein (other than as a result of Section 11 hereof), the Purchaser (or his estate) shall be entitled to retain the Shares which could have been acquired on exercise thereof, subject to all of the provisions of this Agreement (including without limitation Section 5(a)). If Worldwide and the CD&R Fund have failed to exercise their respective options pursuant to this Section 6(a) with respect to all of the Shares within the time periods specified herein, and if the Purchaser's active employment with Worldwide and each Subsidiary thereof that employs the Purchaser is terminated (A) by such employer or employers Without Cause, (B) by the Purchaser by Retirement at Normal Retirement Age, or (C) by reason of the Disability or death of the Purchaser, then on notice from the Purchaser (or his estate) in writing and delivered to Worldwide within 30 days following the earlier of (i) the last day of the Second Option Period and (ii) the date the CD&R Fund delivers written notice to the Purchaser indicating whether the CD&R Fund will exercise its option to purchase any of the Shares, Worldwide shall purchase all (but not less than all) of the Shares then held by the Purchaser (or his estate). All purchases pursuant to this Section 6(a) by Worldwide or the CD&R Fund shall be for a purchase price and in the manner prescribed by Section 7 hereof.

            (b) Unforeseen Personal Hardship. In the event that the Purchaser, while in the employment of Worldwide or any Subsidiary thereof, experiences Unforeseen Personal Hardship, the Board will carefully consider any request by the Purchaser that Worldwide repurchase the Purchaser's Shares at a price determined in accordance with Section 7 hereof, but Worldwide shall have no obligation to repurchase such Shares. The Board shall consider such request with respect to Unforeseen Personal Hardship as soon as practicable after receipt by Worldwide of a written request by the Purchaser, such request to include sufficient details of the Purchaser's Unforeseen Personal Hardship to permit the Board to review the request and the circumstances in an informed manner.

            (c) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

            (i) "Cause" shall mean (i) the continued and willful failure of the Purchaser substantially to perform the duties of his or her employment for Worldwide or any Subsidiary (other than any such failure due to the Grantee's physical or mental illness) after a demand for substantial performance has been delivered in writing to the Purchaser by the executive to whom the Purchaser reports or by the Board, which demand identifies the manner in which such executive or the Board, as the case may be, believes that the Purchaser has not substantially performed such duties, (ii) the Purchaser's engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to Worldwide or any


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      of its Subsidiaries or Affiliates (as defined herein), (iii) the
      Purchaser's conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or (iv) the material breach by the Purchaser of any of his or her obligations hereunder or under any other written agreement or covenant with Worldwide or any of its Subsidiaries or Affiliates.

            (ii) "Retirement at Normal Retirement Age" shall mean the Purchaser's retirement from employment with Worldwide or the Subsidiary thereof that employs the Purchaser at age 65 or later.

            (iii) "Disability" shall mean a physical or mental disability or infirmity that prevents the performance of the Purchaser's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. The Board's reasoned and good faith judgment as to Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Purchaser or by any physician or group of physicians or other competent medical expert employed by the Purchaser or Worldwide to advise the Board.

            (iv) "Unforeseen Personal Hardship" shall mean financial hardship arising from (x) extraordinary medical expenses or other expenses directly related to illness or disability of the Purchaser, a member of the Purchaser's immediate family or one of the Purchaser's parents or (y) payments necessary or required to prevent the eviction of the Purchaser from the Purchaser's principal residence or foreclosure on the mortgage on that residence. The Board's reasoned and good faith determination of Unforeseen Personal Hardship shall be binding on Worldwide and the Purchaser.

            (d) Notice of Termination. Worldwide or the Subsidiary thereof that employs the Purchaser shall give written notice of any termination of the Purchaser's active employment with each of Worldwide and any Subsidiary thereof that employs the Purchaser to the CD&R Fund, except that if such termination (if other than as a result of death) is by the Purchaser, the Purchaser shall give written notice of such termination to Worldwide and Worldwide shall give written notice of such termination to the CD&R Fund.

            (e) Public Offering. In the event that a Public Offering has been consummated, none of Worldwide, the CD&R Fund or the Purchaser shall have any rights to purchase or sell the Shares, as the case may be, pursuant to this
Section 6 and this Section 6 shall not apply to a sale as part of a Public Offering.


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            7. Determination of the Purchase Price; Manner of Payment.

            (a) Purchase Price. For the purposes of any purchase of the Shares pursuant to Section 6, and subject to Section 11(c), the purchase price per Share to be paid to the Purchaser (or his estate) for each Share (the "Purchase Price") shall equal the fair market value (the "Fair Market Value") of such Share as of the effective date of the termination of employment that gives rise to the right of Worldwide and the CD&R Fund or obligation of Worldwide to repurchase such Share or, in the case of a repurchase as a result of Unforeseen Personal Hardship, as of the date such Shares are repurchased (such date of termination or repurchase, as applicable, the "Determination Date"); provided that if the Purchaser's employment is terminated by Worldwide or any Subsidiary thereof for Cause, the Purchase Price for such Share shall equal the lesser of
(i) the Fair Market Value of such Share as of the Determination Date and (ii) the price at which the Purchaser purchased such Share from Worldwide pursuant to this Agreement. Whenever determination of the Fair Market Value of a Share is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of Worldwide and its Subsidiaries in recent periods, the potential value of Worldwide and its Subsidiaries as a whole, the future prospects of Worldwide and its Subsidiaries and the industries in which they compete, the history and management of Worldwide and its Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of Worldwide and its Subsidiaries and the Applicable Share Valuation (as defined below). The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or the fact that such Shares would represent a minority interest in Worldwide. For purposes of this Agreement, the term "Applicable Share Valuation" shall mean the annual valuation of the Common Stock performed as of the last day of the last fiscal year of Worldwide ending prior to the Determination Date by an independent valuation firm chosen by the Board, except that, in the case of a Determination Date occurring during the fourth fiscal quarter of any fiscal year of Worldwide beginning with the fourth quarter of the 1999 fiscal year of Worldwide, the term "Applicable Share Valuation" shall mean the annual valuation of the Common Stock performed as of the last day of such fourth fiscal quarter by an independent valuation firm chosen by the Board. Such annual valuations shall be performed as promptly as practicable following the end of each fiscal year of Worldwide, beginning with the 2000 fiscal year of Worldwide. The Fair Market Value as determined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties hereto. If Worldwide at any time subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Purchase Price (including any minimum or maximum Purchase Price

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specified herein or in effect as a result of a prior adjustment) shall be appropriately adjusted to reflect such subdivision or combination.

            (b) Closing of Purchase; Payment of Purchase Price. Subject to
Section 11, the closing of a purchase pursuant to Section 6 shall take place at the principal office of Worldwide on the tenth business day following whichever of the following is applicable: (i) the receipt by the Purchaser (or his estate) of the notice of Worldwide or the CD&R Fund, as the case may be, of its exercise of its option to purchase any of the Shares pursuant to Section 6(a) or (ii) Worldwide's receipt of notice from the Purchaser (or his estate) requiring Worldwide to purchase all of the Shares pursuant to Section 6(a) or (iii) the Board's determination (which shall be delivered to the Purchaser) that Worldwide is authorized to purchase Shares as a result of Unforeseen Personal Hardship pursuant to Section 6(b). At the closing, (i) subject to the proviso below, Worldwide or the CD&R Fund, as the case may be, shall pay to the Purchaser (or his estate) an amount equal to the Purchase Price and (ii) the Purchaser (or his estate) shall deliver to Worldwide such certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser (or his estate), as Worldwide may reasonably require; provided, however, that if the Determination Date occurs during the first or last fiscal quarter of any fiscal year of Worldwide, Worldwide or the CD&R Fund, as the case may be, may elect to pay the Purchase Price in two installments. In any such event, (i) at the closing of the purchase of the Shares, Worldwide or the CD&R Fund, as the case may be, shall pay to the Purchaser (or his estate) an amount (the "First Installment Amount") equal to 80% of the Fair Market Value of the Shares, determined pursuant to Section 7(a) hereof on the basis of the most recent available valuation of the Shares, and (ii) no later than the tenth business day following receipt by Worldwide of the Applicable Share Valuation, Worldwide or the CD&R Fund, as the case may be, shall pay an additional amount to the Purchaser (or his estate) equal to the sum of (1) the excess (the "Excess Payment"), if any, of (A) the Purchase Price for the Shares, over (B) the First Installment Amount and (2) an amount calculated by multiplying the Excess Payment by a percentage equal to the average annual cost to Worldwide of its and its Subsidiaries bank indebtedness obligations outstanding during the period commencing on the closing date of the purchase of the Shares and ending on the date of payment of such additional amount pursuant to this clause (ii) or, if there are no such obligations outstanding, one percentage point greater than the average annual prime rate charged during such period by Chase Bank or such other nationally recognized bank designated by Worldwide.

            (c) Application of the Purchase Price to Certain Loans. The Purchaser agrees that Worldwide and the CD&R Fund shall be entitled to apply any amounts to be paid by Worldwide or the CD&R Fund, as the case may be, to repurchase Shares pursuant to Section 5 or 6 hereof to discharge any indebtedness of the Purchaser to Worldwide or any Subsidiary thereof or indebtedness that is guaranteed by Worldwide or any such

Subsidiary, which indebtedness was incurred by the Purchaser in connection with his purchase of any shares of Common Stock, including the Shares.

            8. Drag-Along Rights.

            (a) Drag-Along Notice. If the CD&R Fund intends to effect a sale of 51% or more of its shares of common stock of Worldwide to a third party (a "Third Party Buyer") and the CD&R Fund elects to exercise its rights under this
Section 8, the CD&R Fund shall deliver written notice (a "Drag-Along Notice") to the Purchaser, which notice shall (a) state (i) that the CD&R Fund wishes to exercise its rights under this Section 8 with respect to such sale, (ii) the name and address of the Third Party Buyer, (iii) the per share amount and form of consideration the CD&R Fund proposes to receive for its shares of common stock of Worldwide and (iv) the terms and conditions of payment of such consideration and all other material terms and conditions of such sale, (b) contain an offer (the "Drag-Along Offer") by the Third Party Buyer to purchase from the Purchaser a percentage of his Shares equal to the percentage of the shares of common stock of Worldwide owned by the CD&R Fund that are to be sold to the Third Party Buyer (such percentage, the "Applicable Percentage") on and subject to the same terms and conditions offered to the CD&R Fund and (c) state the anticipated time and place of the closing of the purchase and sale of the Applicable Percentage of the Shares (a "Section 8 Closing"), which (subject to such terms and conditions) shall occur not fewer than five (5) days nor more than ninety (90) days after the date such Drag-Along Notice is delivered, provided that if such Section 8 Closing shall not occur prior to the expiration of such 90-day period, the CD&R Fund shall be entitled to deliver additional Drag-Along Notices with respect to such Drag-Along Offer.

            (b) Conditions to Drag-Along. Upon delivery of a Drag-Along Notice, the Purchaser shall have the obligation to sell and transfer to the Third Party Buyer the Applicable Percentage of the Purchaser's Shares pursuant to the Drag-Along Offer, as the same may be modified from time to time, provided that the CD&R Fund sells and transfers the Applicable Percentage of its shares of common stock of Worldwide to the Third Party Buyer at the Section 8 Closing. Within 10 days of receipt of the Drag-Along Notice, the Purchaser shall (i) execute and deliver to the CD&R Fund a power of attorney and a letter of transmittal and custody agreement appointing, and in form and substance reasonably satisfactory to, the CD&R Fund or one or more of its affiliates designated by the CD&R Fund (the "Custodian"), the true and lawful attorney-in-fact and custodian for the Purchaser, with full power of substitution, and authorizing the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Applicable Percentage of the Shares to the Third Party Buyer, upon receipt of the purchase price therefor at the Section 8 Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or transfer, including consenting to any amendments, waivers, modifications or supplements to the terms of the sale (provided that the CD&R Fund also so consents, and, to the extent applicable, sells and transfers the Applicable Percentage of its shares of common stock of Worldwide on the same terms as so amended, waived, modified or supplemented) and (ii) deliver to the Custodian certificates representing the Applicable Percentage of the Shares, together with all necessary duly executed stock powers. The Custodian shall hold the Applicable Percentage of the Shares and other documents in trust for the Purchaser pending completion or abandonment of such sale. If, within 90 days after the CD&R Fund delivers the Drag-Along Notice, the CD&R Fund has not completed the sale of the Applicable Percentage of the Shares and of its shares of common stock of Worldwide to the Third Party Buyer and another Drag-Along Notice with respect to such Drag-Along Offer has not been sent to the Purchaser, the Custodian shall return to the Purchaser all certificates representing the Applicable Percentage of the Shares and all other documents that the Purchaser delivered in connection with such sale. Promptly after the Section 8 Closing, the Custodian shall give notice thereof to the Purchaser, shall remit to the Purchaser the total consideration for the Applicable Percentage of the Shares sold pursuant thereto (reduced by any amount required to be held in escrow pursuant to the terms of the purchase and sale agreement), and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by the Purchaser.

            (c) Remedies. The Purchaser acknowledges that the CD&R Fund would be irreparably damaged in the event of a breach or a threatened breach by the Purchaser of any of its obligations under this Section 8 and the Purchaser agrees that, in the event of a breach or a threatened breach by the Purchaser of any such obligation, the CD&R Fund shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by the Purchaser of its obligations under this
Section 8. In the event that the CD&R Fund shall file suit to enforce the covenants contained in this Section 8 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses. In the event that, following a breach or a threatened breach by the Purchaser of the provisions of this Section 8, the CD&R Fund does not obtain an injunction granting it specific performance of the Purchaser's obligations under this Section 8 in connection with such proposed sale prior to the time the CD&R Fund completes the sale of the Applicable Percentage of its shares of common stock of Worldwide or, in its sole discretion, abandons such sale, then Worldwide shall have the option to purchase all of the Shares from the Purchaser at a purchase price per Share equal to the price at which the Purchaser purchased such shares of

Common Stock from Worldwide or, if less, the per share consideration payable pursuant to the Drag-Along Offer.

            (d) Public Offering. In the event that a Public Offering has been consummated, the provisions of this Section 8 shall terminate and cease to have further effect.

            9. Representations and Warranties of Worldwide. Worldwide represents and warrants to the Purchaser that (a) Worldwide has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by Worldwide and constitutes a valid and legally binding obligation of Worldwide enforceable against Worldwide in accordance with its terms, and (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, or otherwise in connection with the transactions contemplated hereby.

            10. Covenants of Worldwide.

            (a) Rule 144. Worldwide agrees that at all times after it has filed a registration statement after the date hereof pursuant to the requirements of the Securities Act or Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to any class of equity securities of Worldwide (other than (i) the registration of equity securities of Worldwide and/or options in respect thereof to be offered primarily to directors or members of management or employees of Worldwide, any Subsidiary thereof or any of their respective predecessors, or to senior executives of, or consultants to, corporations in which entities managed or sponsored by Clayton, Dubilier & Rice, Inc. have or have made equity investments, or (ii) the registration of equity securities and/or options in respect thereof solely on Form S-4 or S-8 or any successor form), it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if Worldwide is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission.

            (b) State Securities Laws. Worldwide agrees to use its best efforts to comply with all state securities or "blue sky" laws applicable to the sale of the Shares to the Purchaser, provided that Worldwide shall not be obligated to qualify or register the Shares under any such law or to qualify as a foreign corporation or file any consent to service of process under the laws of any jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

            11. Certain Restrictions on Repurchases.

            (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, Worldwide shall not be permitted or obligated to repurchase any Shares from the Purchaser if (i) such repurchase (or the payment of a dividend by a Subsidiary to Worldwide to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any of the Credit Agreement, dated as of November 19, 1999 and amended as of November 23, 1999, among North American Van Lines, Inc. ("NAVL"), the Foreign Subsidiary Borrowers from time to time party thereto, the several banks and financial institutions from time to time party thereto, the Bank of New York, as documentation agent, Banc of America Securities, LLC, as syndication agent, and The Chase Manhattan Bank, as administrative agent, the Indenture dated as of November 19, 1999, among NAVL, certain subsidiaries of NAVL, as guarantors, and State Street Bank and Trust Company, as Trustee, any other guaranty, financing or security agreement or document entered into (x) by Worldwide or any subsidiary that is in effect on or after the date hereof (y) in connection with the operations of Worldwide or its Subsidiaries from time to time, or (z) to refinance or replace any indebtedness described in this Section 11(a) (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, or (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of Worldwide, or (iii) Worldwide has no funds legally available therefor under the General Corporation Law of the State of Delaware.

            (b) Delay of Repurchase. In the event that a repurchase by Worldwide otherwise permitted or required under Section 6(a) is prevented solely by the terms of Section 11(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 7 hereof or in this Section 11) at the first opportunity thereafter when Worldwide has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of Worldwide and (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to shares of

Common Stock or options in respect thereof according to priority in time of the effective date of the termination of employment giving rise to such repurchase, provided that any such repurchase obligations as to which a common date determines priority shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above and provided, further, that any repurchase commitment arising from Disability, death, Retirement at Normal Retirement Age or any repurchase commitment made by the Board pursuant to
Section 6(b) or the comparable provisions of any other applicable management stock subscription agreement shall have priority over any other repurchase obligation.

            (c) Purchase Price Adjustment. In the event that a repurchase of Shares from the Purchaser is delayed pursuant to this Section 11, the purchase price per Share when the repurchase of such Shares eventually takes place as contemplated by Section 11(b) shall equal the sum of (i) the Purchase Price determined in accordance with Section 7 hereof at the time that the repurchase of such Shares would have occurred but for the operation of this Section 11, plus (ii) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 11 to the date on which such repurchase actually takes place (the "Delay Period") at a rate equal to the average annual cost to Worldwide of its and its Subsidiaries bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by Chase Bank or such other nationally recognized bank designated by Worldwide.

            12. Miscellaneous.

            (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to Worldwide, the CD&R Fund or the Purchaser, as the case may be, at the following addresses or to such other address as Worldwide, the CD&R Fund or the Purchaser, as the case may be, shall specify by notice to the others:

            (i) if to Worldwide, to it at:

                  c/o North American Van Lines, Inc.
                  Law Department
                  5501 U.S. Highway 30 West
                  Fort Wayne, Indiana 46801

                  Attention: General Counsel

            (ii) if to the Purchaser, to the Purchaser at the address set forth on the signature page hereof.

            (iii) if to the CD&R Fund, to:

                  Clayton, Dubilier & Rice Fund V Limited Partnership 1403 Foulk Road, Suite 106
                  Wilmington, Delaware 19803
                  Attention: Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue, 18th Floor
                  New York, New York 10152
                  Attention: Kevin J. Conway

            and

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Attention: Paul S. Bird, Esq.

The CD&R Fund also shall be given a copy of any notice or other communication between the Purchaser and Worldwide under this Agreement at its address as set forth above.

            (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Sections 4 through 8, inclusive, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

            (c) Waiver; Amendment.

            (i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Sections 4 through 8, inclusive, must be consented to by the CD&R Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

            (ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Purchaser and Worldwide, provided that any amendment adversely affecting the rights of the CD&R Fund hereunder must be consented to by the CD&R Fund. The parties hereto acknowledge that Worldwide's consent to an amendment or modification of this Agreement is subject to the terms and provisions of the Financing Agreements.

            (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Worldwide or the Purchaser without the prior written consent of the other parties. The CD&R Fund may assign from time to time all or any portion of its rights under Sections 4 through 8, inclusive, to one or more persons or other entities designated by it.

            (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE

OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

            (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            (h) Certain Definitions.

            "Affiliate": with respect to any Person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

            "Control": with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

            "Person": any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

            "Subsidiary": with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

            "Successor": of a Person means a Person that succeeds to the first Person's assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

            IN WITNESS WHEREOF, Worldwide and the Purchaser have executed this Agreement as of the date first above written.


                                       ALLIED WORLDWIDE, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       THE PURCHASER:

                                       (Name)


                                       By:______________________________________
                                          as Attorney-in-Fact
                                          Name:


                                       Address of the Purchaser:

                                       (Address)


Total Number of Shares
of Common Stock to be
Purchased:                             (Shares)


Total Purchase
Price:                                 $(Share Amount)